UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On November 28, 2018, Newmark Group, Inc. (“Newmark” or the “Company”) entered into a credit agreement by and among the Company, the several financial institutions from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”). The Credit Agreement provides for a $250 million three-year unsecured senior revolving credit facility (the “Revolving Credit Facility”).

Borrowings under the Revolving Credit Facility will bear interest at a per annum rate equal to, at the Company’s option, either (a) LIBOR for interest periods of one, two, three or six months, as selected by the Company, or upon the consent of all Lenders, such other period that is 12 months or less (in each case, subject to availability), as selected by the Company, plus an applicable margin, or (b) a base rate equal to the greatest of (i) the federal funds rate plus 0.5%, (ii) the prime rate as established by the Administrative Agent, and (iii) one-month LIBOR plus 1.0%, in each case plus an applicable margin. The applicable margin will initially be 2.0% with respect to LIBOR borrowings in (a) above and 1.0% with respect to base rate borrowings in (b) above. The applicable margin with respect to LIBOR borrowings in (a) above will range from 1.25% to 2.25% depending upon the Company’s credit rating, and with respect to base rate borrowings in (b) above will range from 0.25% to 1.25% depending upon the Company’s credit rating. The Credit Agreement also provides for certain upfront and arrangement fees and for an unused facility fee.

The Credit Agreement contains financial covenants with respect to minimum interest coverage and maximum leverage ratio. The Credit Agreement also contains certain other customary affirmative and negative covenants and events of default.

The Company plans to use funds borrowed under the Credit Agreement for general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

On November 28, 2018, the Company issued a press release announcing the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 30, 2018, the Company entered into an unsecured senior credit agreement (the “Intercompany Credit Agreement”) with Cantor Fitzgerald, L.P. (“CFLP”). The Intercompany Credit Agreement provides for each party to issue loans to the other party in the lender’s discretion. Pursuant to the Intercompany Credit Agreement, the parties and their respective subsidiaries (with respect to CFLP, other than BGC Partners, Inc. (“BGC”) and its subsidiaries) may borrow up to an aggregate principal amount of $250 million from each other from time to time at an interest rate which is the higher of CFLP’s or the Company’s short-term borrowing rate then in effect, plus 1.0%.

The foregoing description of the Intercompany Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercompany Credit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

As previously disclosed, on December 13, 2017, the Company entered into an unsecured senior credit agreement with BGC, which was subsequently amended and restated on March 19, 2018 (the “Prior Intercompany Credit Agreement”). On November 30, 2018, the Prior Intercompany Credit Agreement was terminated in accordance with its terms, immediately prior to consummation of the Company’s spin-off from BGC on November 30, 2018.

Discussion of Forward-Looking Statements about Newmark

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of November 28, 2018, by and among Newmark Group, Inc., as the Borrower, certain subsidiaries of the Borrower, as Guarantors, the several financial institutions from time to time as parties thereto, as Lenders, and Bank of America, N.A., as Administrative Agent

10.2	Intercompany Credit Agreement, dated as of November 30, 2018, between Newmark Group, Inc. and Cantor Fitzgerald, L.P.

99.1	Newmark Group, Inc. Press Release, dated November 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: November 30, 2018	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman

[Signature Page to Newmark Form 8-K, dated November 30, 2018, regarding Newmark credit agreements]